    As filed with the Securities and Exchange Commission on November 16, 2001
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     ------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                     ------
                            CHATEAU COMMUNITIES, INC.
             (Exact Name of Registrant as Specified In Its Charter)

            Maryland                                      38-3132038
 (State or Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)

                             6160 South Syracuse Way
                        Greenwood Village, Colorado 80111
                                 (303) 741-3707
          (Address of Principal Executive Offices, Including Zip Code)

                                     ------
                            Chateau Communities, Inc.
               CWS Communities Trust 1998 Long-Term Incentive Plan
                            (Full Title of the Plan)

                                     ------
                                Gary P. McDaniel
                             Chief Executive Officer
                            Chateau Communities, Inc.
                             6160 South Syracuse Way
                        Greenwood Village, Colorado 80111
                                 (303) 741-3707
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                     ------
                                   Copies to:
                             Jay L. Bernstein, Esq.
                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166


                                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
    Title of Securities        Amount to be         Proposed Maximum     Proposed Maximum Aggregate        Amount of
      to be Registered        Registered(1)         Offering Price Per         Offering Price           Registration Fee
                                                         Share(2)

---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value       55,000 shares              $30.35                  $1,669,250                 $417.31
$.01 per share
===========================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with provisions of the plan.
(2) Estimated, pursuant to Rule 457(h), on the basis of the average of the high and the low prices of the registrant's Common Stock reported on the New York Stock Exchange on November 15, 2001.

                                EXPLANATORY NOTE

         This Registration Statement covers the maximum number of shares our common stock that could be issued upon exercise of all outstanding options under the CWS Communities Trust 1998 Long-Term Incentive Plan, as amended and restated effective as of January 26, 2001 and November 15, 2001. We assumed such plan upon the consummation on August 3, 2001 of the acquisition of CWS Communities Trust and CWS Communities LP pursuant to an Agreement and Plan of Merger, dated as of June 6, 2001, among us, CP Limited Partnership, Chateau Merger Sub, Inc., Second Merger Sub, LLC, Partnership Merger Sub, LLC, CWS Communities Trust, CWS Communities LP and Security Capital Manufactured Housing Incorporated.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act and the introductory Note to Part I of Form S-8.

        The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        We incorporate by reference into this Registration Statement the following documents which we previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 1-12496).

                  (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (Commission File No. 1-12496).

                  (c) The description of our Common Stock contained in our registration statement on Form 8-A (Commission File No. 1-12496), filed on October 25, 1993 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

                  (d) Our Current Reports on Form 8-K and 8-K/A filed on June 12, 2001, August 20, 2001 and October 17, 2001 (Commission File No. 1-12496).

                  (e) All other reports we have filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 2000.

        When we file documents in accordance with Section 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Registration Statement and the time we file a post-effective amendment to the Registration Statement indicating that all the securities which are the subject of that Registration Statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Registration Statement and will be a part of it beginning on the date the documents are filed. If any documents which we file changes anything said in this Registration Statement or in an earlier document which is incorporated into this Registration Statement, the later document will modify or supersede what is said in this Registration Statement or the earlier document.

         You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:

                            Chateau Communities, Inc.
                             6160 South Syracuse Way
                        Greenwood Village, Colorado 80111
                            Telephone: (303) 741-3707

Item 4.  Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel

        Not applicable.

Item 6.  Indemnification of Directors and Officers

         Our Charter limits the liability of our directors and officers to us and our stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except to the extent that (i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit our ability or the ability of our stockholders to obtain other relief, such as an injunction or rescission.

         Our Charter and By-Laws require (or permit, as the case may be) us to indemnify our directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 7.  Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

Exhibit No.         Description
-----------         -----------

4.1                 Our Articles of Amendment and Restatement (1993)*

4.2                 Our Articles of Amendment (1995)**

4.3                 Our Articles of Amendment (1997)***

4.4                 Our Amended and Restated By-Laws****

4.5                 Our Articles Supplementary (1998)*****

4.6                 Form of Common Stock Certificates******

5.1                 Opinion of Clifford Chance Rogers & Wells LLP

23.1 Consent of Clifford Chance Rogers & Wells LLP (included in opinion filed as Exhibit 5.1)

23.2                Consent of PricewaterhouseCoopers LLP

24.1                Powers of Attorney (included on signature pages hereto)



*Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on August 10, 1995 (Commission File No. 1-12496)

**Incorporated by reference to the Exhibits filed with our Form S-8, filed with the Commission on June 5, 1997 (Commission File No. 33-28583)

***Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 30, 1997 (Commission File No. 1-12496)

****Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 15, 1997 (Commission File No. 1-12496)

*****Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 1-12496)

******Incorporated by reference to the Exhibits filed with our Registration Statement on Form S-11 filed with the Commission on November 10, 1993 (Commission File No. 33-69150)

Item 9.  Undertakings

        (a)       The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on November 15, 2001.

                                   CHATEAU COMMUNITIES, INC.

                                   By:  /s/Tamara D. Fischer
                                      ------------------------------------------
                                         Tamara D. Fischer
                                         Executive Vice President and
                                         Chief Financial Officer
                                         (Duly Authorized Officer and Principal
                                         Financial and Accounting Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary P. McDaniel, C.G. Kellogg and Tamara D. Fischer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any pre-effective and post-effective amendments, to this Registration Statement on Form S-8 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all applications and other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                          Title                                               Date

/s/John A. Boll                    Chairman of the Board of Directors                  November 15, 2001
---------------------------
John A. Boll

/s/Gary P. McDaniel                Director and Chief Executive Officer                November 15, 2001
---------------------------
Gary P. McDaniel                   (Principal Executive Officer)

/s/C.G. Kellogg                    Director and President                              November 15, 2001
---------------------------
C.G. Kellogg

/s/Tamara D. Fischer               Chief Financial Officer (Principal Financial and    November 15, 2001
---------------------------
Tamara D. Fischer                  Accounting Officer)

/s/Edward R. Allen                 Director                                            November 15, 2001
---------------------------
Edward R. Allen

Signature                          Title                                               Date

/s/James L. Clayton                Director                                            November 15, 2001
---------------------------
James L. Clayton

/s/Steven G. Davis                 Director                                            November 15, 2001
---------------------------
Steven G. Davis

/s/James M. Hankins                Director                                            November 15, 2001
---------------------------
James M. Hankins

/s/James M. Lane                   Director                                            November 15, 2001
---------------------------
James M. Lane

/s/Donald E. Miller                Director                                            November 15, 2001
---------------------------
Donald E. Miller

/s/Gebran S. Anton, Jr.            Director                                            November 15, 2001
---------------------------
Gebran S. Anton, Jr.

/s/Rhonda Hogan                    Director                                            November 15, 2001
---------------------------
Rhonda Hogan

EXHIBIT INDEX

   Exhibit No.      Description
   -----------      -----------

       4.1          Our Articles of Amendment and Restatement (1993)*

       4.2          Our Articles of Amendment (1995)**

       4.3          Our Articles of Amendment (1997)***

       4.4          Our Amended and Restated By-Laws****

       4.5          Our Articles Supplementary (1998)*****

       4.6          Form of Common Stock Certificates******

       5.1          Opinion of Clifford Chance Rogers & Wells LLP

       23.1 Consent of Clifford Chance Rogers & Wells LLP (included in opinion filed as Exhibit 5.1)

       23.2         Consent of PricewaterhouseCoopers LLP

       24.1         Powers of Attorney (included on signature pages hereto)


*Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on August 10, 1995 (Commission File No. 1-12496)

**Incorporated by reference to the Exhibits filed with our Form S-8, filed with the Commission on June 5, 1997 (Commission File No. 33-28583)

***Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 30, 1997 (Commission File No. 1-12496)

****Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 15, 1997 (Commission File No. 1-12496)

*****Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 1-12496)

******Incorporated by reference to the Exhibits filed with our Registration Statement on Form S-11 filed with the Commission on November 10, 1993 (Commission File No. 33-85492)